Exhibit (23)(h)(1)(d)

                  AMENDMENT TO ADMINISTRATIVE AGREEMENT
                       Dated:  April 21, 2004


	The Administrative Agreement by and between First Pacific Mutual Fund, Inc., a Maryland corporation (the "Company"), for the Hawaii Municipal Fund series and the Hawaii Intermediate Fund series and First Pacific Corporation, a Hawaii corporation, is amended as follows:


       FIRST:	The Administrative Agreement is hereby amended to change the name of First Pacific Corporation to Lee Financial Group Inc.

	SECOND:	The foregoing amendment to the Administrative Agreement has
been duly approved by at least a majority of the entire Board of Directors of the Company. The amendment is limited to changes expressly permitted to be made without action of the shareholders.

	THIRD:	The Administrative Agreement Amendment will become effective on April 21, 2004.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.



						FIRST PACIFIC MUTUAL FUND, INC.



						By:  ___/s/ Terrence K.H. Lee_________
							Terrence K.H. Lee, President


						Attest:  /s/ Jean M. Chun_____________
							Jean M. Chun, Secretary




       					LEE FINANCIAL GROUP INC.



						By:  __/s/ Terrence K.H. Lee__________
					             Terrence K.H. Lee, President



						Attest:  /s/ Jean M. Chun_____________
						       Jean M. Chun, Secretary